Exhibit 99.1
Remy International, Inc. Announces First Quarter 2015 Results,
Dividend Increased by 10%,
Provides Full Year 2015 Guidance

PENDLETON, Ind., May 6, 2015 /PRNewswire/ -- Remy International, Inc. (NASDAQ:REMY), a leading worldwide manufacturer, remanufacturer, and distributor of starter motors and alternators, multi-line products and hybrid electric motors, today announced its financial results for the first quarter ended March 31, 2015. Remy also announced a 10% increase in its quarterly dividend to $0.11 per share payable to shareholders of record on May 18, 2015.

Jay Pittas, Remy International, Inc. President and CEO commented, "We performed well in a tough environment with strong currency headwinds and macro-economic conditions. We are excited by the continued share gains in our original equipment products and encouraged by the favorable commercial vehicle build forecasts for the remainder of the year. . In addition, we continued to increase our OE revenue backlog, which provides a clear line of sight into earnings growth over the next few years." Pittas continued, "We are committed to improving long term shareholder value as demonstrated by our increased dividend and previously announced stock repurchase program."

Financial Results	Three months ended March 31,
	2015		2014
Net sales	$303.4	million	$306.0	million
Net income	$16.6	million	$4.9	million
Diluted earnings per share	$0.52		$0.16
Net cash provided by (used in) operating activities	$12.2	million	$(9.4	) million
Cash earnings per share	$0.40		$0.62
Adjusted EBITDA	$25.6	million	$35.9	million

First Quarter Highlights

•
Net sales of $303.4 million for the first quarter of 2015 compared to $306.0 million for the first quarter of 2014, excluding the year over year impact of fluctuations in foreign exchange net sales would have grown 1%.

•
Adjusted EBITDA of $25.6 million for the first quarter of 2015 compared to $35.9 million for the first quarter of 2014. The decrease of $10.3 million in Adjusted EBITDA is primarily driven by a $8.5 million decrease in volume and mix of products and $2.2 million of negative foreign currency impact in first quarter of 2015 compared to the first quarter of 2014. The $8.5 million decrease in volume and mix was primarily driven by the termination of a large aftermarket contract and the roll-off of legacy business with a large automotive original equipment manufacturer ("OEM").

•
Cash earnings per share were 40 cents this quarter compared with 62 cents in the prior year. Of the decline in cash earnings per share, 19 cents can be attributed to the impact of foreign currency, the aftermarket contract termination and the roll-off of legacy business with a large automotive OEM.

•	Awarded $23 million of 2018 net new business, including an award for our next generation start-stop technology.

•	Received a major award for axles from a large aftermarket retailer

•	Generated $12.2 million cash from operations and improved working capital turns by 4%.

•
On March 1, 2015, we acquired substantially all of the assets of Maval Manufacturing, Inc. ("Maval"), a manufacturer, remanufacturer, and distributor of steering systems, components, and specialty products to the automotive service, original equipment power sports, and off-road specialty vehicle markets.

•	On April 30, 2015, the Board of Directors declared a quarterly dividend of $0.11 per share payable on May 29, 2015 to stockholders of record as of May 18, 2015.
Full Year 2015 Guidance
As Remy is now a fully independent public company, it will now be providing annual guidance for key financial metrics. The company’s full-year 2015 financial guidance is as follows:

2015
Net sales	$1,130 - $1,200 million
Adjusted EBITDA	$125 - $132 million
Cash earnings per share	$1.95 - $2.20

About Remy International, Inc.
Founded by the Remy brothers in 1896, Remy International, Inc. (NASDAQ: REMY) is a leading global manufacturer, remanufacturer, and distributor of alternators, starter motors, and electric traction motors for the automotive and commercial vehicle industry, marketed under the Remy® and Delco Remy® brands. The company also provides multi-line products through its subsidiaries. Headquartered in Pendleton, Indiana, with operations across five continents and ten countries, Remy is a trusted partner to original equipment manufacturers and aftermarket organizations worldwide, delivering creative solutions for today's vehicle challenges. For more information visit remyinc.com.

Conference Call
Remy will host a call with investors and analysts to discuss first quarter 2015 results on Thursday, May 7, 2015 beginning at 9:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Remy Investor Relations website at http://www.remyinc.com.
To join the conference via phone, participants should dial (800) 230-1096. Outside the United States, participants should dial (612) 288-0340. (No participant code is required.) Please dial in ten minutes prior to the start of the call. The title of the call is Remy International 1st Quarter Conference Call.

A replay of the conference call will be available from May 7 through May 21, 2015 by dialing (800) 475-6701 and entering the access code 356011. Outside the United States, parties should dial (320) 365-3844 and enter the same access code.

Use of Non-U.S. GAAP Financial Information
Accounting principles generally accepted in the United States (U.S. GAAP) is the standard framework of guidelines for financial accounting. U.S. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with U.S. GAAP, Remy has provided adjusted EBITDA, cash earnings and cash earnings per share, and adjusted operating income, non-U.S. GAAP financial measures, which are frequently used by management, analysts, investors and other interested parties. Management believes that the non-U.S. GAAP financial measures presented provide a useful measure of Remy’s financial performance since they exclude certain items which do not reflect ongoing operations. A reconciliation of U.S. GAAP net income to adjusted EBITDA, U.S. GAAP Operating income to Adjusted operating income , and adjusted EBITDA to cash earnings and cash earnings per share is provided herein. Adjusted EBITDA is defined by the Company as net income before (i) interest expense–net, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) restructuring, other charges and other impairment charges, (vi) certain purchase accounting finished goods inventory step-up costs, (vii) litigation settlements and related legal fees, (viii) Transaction related fees, and (ix) other adjustments. In the fourth quarter 2014, we updated our definition to include litigation settlements and related legal fees, as well as, Transaction related fees. All periods presented conform to this definition. Cash earnings is defined as adjusted EBITDA less cash paid for (i) income taxes, (ii) interest expense and (iii) capital expenditures. We define adjusted operating income as operating income before (i) purchase accounting related charges, (ii) restructuring and other charges, (iii) litigation settlements and related legal fees, (iv) Transaction related fees, and (v) other adjustments. Adjusted EBITDA, cash earnings, and adjusted operating income as defined by the Company may differ from non-U.S. GAAP measures used by other companies and is not a measurement under U.S. GAAP. There are limitations inherent in non-U.S. GAAP financial measures in that they exclude a variety of charges and credits that are required to be included in a U.S. GAAP presentation, and therefore do not present the full measure of the Company's recorded costs against its revenue. Accordingly, in analyzing Remy’s future financial performance, non-U.S. GAAP results presented should be considered together with U.S. GAAP results, rather than as an alternative to U.S. GAAP basis financial measures. Reconciliations of non-U.S. GAAP measures to related U.S. GAAP measures are presented in the financial schedules which accompany this release.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events to reflect the new information, future events, or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, future financial results and liquidity, development of new products and services, the effect of competitive products or pricing, the effect of commodity and raw material prices, the impact of supply chain cost management initiatives, restructuring risks, customs duty claims, litigation uncertainties and warranty claims, conditions in the automotive industry, foreign currency fluctuations, costs related to re-sourcing and outsourcing products, the effect of economic conditions, and other risks identified in the “Special note regarding forward-looking statements”, “Risk Factors” and other sections of the Company's previously filed most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

A copy of the first quarter 2015 Form 10-Q will be available on the Remy International Website at: http://www.remyinc.com under "Investor Relations".

Investor Contact:
Investor Relations
ir@remyinc.com
(765) 778-6602

SOURCE: Remy International, Inc.

Remy International, Inc.

The accompanying unaudited consolidated financial information and reconciliation schedules should be read in conjunction with the Remy International, Inc. Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the period ended March 31, 2015, each of which were filed with the United States Securities and Exchange Commission.

Remy International, Inc.
Consolidated balance sheets

	March 31,	December 31,
(In thousands, except share information)	2015	2014
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$87,309	$84,885
Trade accounts receivable (less allowances of $2,000 and $1,519)	232,486	210,356
Other receivables	13,758	16,692
Inventories	186,005	164,143
Deferred income taxes	33,069	42,308
Prepaid expenses and other current assets	15,673	11,865
Total current assets	568,300	530,249

Property, plant and equipment	228,203	226,073
Less accumulated depreciation and amortization	(66,989)	(61,615)
Property, plant and equipment, net	161,214	164,458

Deferred financing costs, net of amortization	1,418	1,471
Goodwill	263,491	259,586
Intangibles, net	290,604	298,023
Other noncurrent assets	47,599	65,309
Total assets	$1,332,626	$1,319,096

Liabilities and Equity:
Current liabilities:
Short-term debt	$4,810	$7,761
Current maturities of long-term debt	3,500	3,509
Accounts payable	186,326	177,333
Accrued interest	105	94
Accrued restructuring	277	331
Other current liabilities and accrued expenses	109,010	128,509
Total current liabilities	304,028	317,537

Long-term debt, net of current maturities	322,994	298,295
Postretirement benefits other than pensions	1,422	1,484
Accrued pension benefits	33,597	34,267
Deferred income taxes	51,986	54,783
Other noncurrent liabilities	27,123	26,483

Equity:
Remy International, Inc. stockholders' equity:
Common stock, Par value of $0.0001; 32,236,050 shares outstanding at March 31, 2015, and 32,201,086 shares outstanding at December 31, 2014	3	3
Treasury stock, at cost; 160,063 treasury shares at March 31, 2015, and no treasury shares at December 31, 2014	(1,097)	—
Additional paid-in capital	597,101	595,627
Retained earnings	13,457	—
Accumulated other comprehensive loss	(17,988)	(9,383)
Total Remy International, Inc. stockholders' equity	591,476	586,247
Total liabilities and equity	$1,332,626	$1,319,096

Remy International, Inc.
Consolidated statements of operations
(Unaudited)

	Three months ended March 31,
(In thousands, except per share amounts)	2015	2014

Net sales	$303,411	$306,005
Cost of goods sold	241,409	259,654
Gross profit	62,002	46,351
Selling, general, and administrative expenses	33,420	32,931
Restructuring and other charges	73	314
Operating income	28,509	13,106
Interest expense–net	5,011	5,254
Income before income taxes	23,498	7,852
Income tax expense	6,928	2,908
Net income	16,570	4,944

Basic earnings per share:
Earnings per share	$0.52	$0.16
Weighted average shares outstanding	31,844	31,652
Diluted earnings per share:
Earnings per share	$0.52	$0.16
Weighted average shares outstanding	31,946	31,823
Dividends declared per common share	$0.10	$0.10

Remy International, Inc.
Consolidated statements of cash flows
(Unaudited)

	Three months ended March 31,
(In thousands)	2015	2014
Cash flows from operating activities:
Net income	$16,570	$4,944
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	17,037	18,057
Stock-based compensation	1,316	1,219
Deferred income taxes	5,744	(2,238)
Accrued pension and postretirement benefits, net	(539)	(1,109)
Restructuring and other charges	73	314
Cash payments for restructuring charges	(127)	(1,056)
Other	757	187
Changes in operating assets and liabilities, net of restructuring charges:
Accounts receivable	(15,539)	(38,409)
Inventories	(11,746)	(5,449)
Accounts payable	6,455	19,582
Other current assets and liabilities, net	(25,028)	(3,277)
Other noncurrent assets and liabilities, net	17,258	(2,204)
Net cash provided by (used in) operating activities	12,231	(9,439)

Cash flows from investing activities:
Purchases of property, plant and equipment	(5,382)	(6,513)
Net proceeds on sale of assets	10	39
Acquisition of Maval Manufacturing, Inc.	(22,000)	—
Acquisition of USA Industries, Inc., net of cash acquired of $109	—	(40,391)
Net cash used in investing activities	(27,372)	(46,865)

Cash flows from financing activities:
Change in short-term debt	(2,915)	2,934
Proceeds from borrowings on Asset-Based Revolving Credit Facility	79,250	—
Payments made on Asset-Based Revolving Credit Facility	(53,700)	—
Payments made on long-term debt, including capital leases	(874)	(844)
Dividend payments on common stock	(3,305)	(3,397)
Purchase of treasury stock	(1,097)	(2,504)
Parent company net investment	—	357
Other	1,610	1,142
Net cash provided by (used in) financing activities	18,969	(2,312)

Effect of exchange rate changes on cash and cash equivalents	(1,404)	(441)
Net increase (decrease) in cash and cash equivalents	2,424	(59,057)
Cash and cash equivalents at beginning of period	84,885	114,884
Cash and cash equivalents at end of period	$87,309	$55,827
Supplemental information:
Noncash investing and financing activities:
Purchases of property, plant and equipment in accounts payable	$2,773	$1,634

Remy International, Inc.
Reconciliation of non-U.S. GAAP financial measures
(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is not a measure of performance defined in accordance with U.S. GAAP. We use adjusted EBITDA as a supplement to our U.S. GAAP results in evaluating our business. Other companies in our industry define adjusted EBITDA differently from us and, as a result, our measure is not comparable to similarly titled measures used by other companies in our industry.

We define adjusted EBITDA as net income before interest expense–net, income tax expense, depreciation and amortization, stock-based compensation expense, restructuring, other charges and other impairment charges, certain purchase accounting finished goods inventory step-up costs and other adjustments as set forth in the reconciliations provided below. In the fourth quarter 2014, we updated our definition to include litigation settlements and related legal fees, as well as, Transaction related fees. All periods presented conform to this definition.

Adjusted EBITDA is one of the key factors upon which we assess performance. As an analytical tool, adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it excludes items that we do not believe reflect our ongoing operating performance.

Adjusted EBITDA should not be considered as an alternative to net income as an indicator of our performance, as an alternative to net cash provided by operating activities as a measure of liquidity, or as an alternative to any other measure prescribed by U.S. GAAP. There are limitations to using non-U.S. GAAP measures such as adjusted EBITDA. Although we believe that adjusted EBITDA may make an evaluation of our operating performance more consistent because it removes items that do not reflect our ongoing operations, adjusted EBITDA excludes certain financial information that some may consider important in evaluating our performance. The Company's 2015 guidance was determined using a consistent manner and methodology.

The following table sets forth a reconciliation of adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income.

	Three months ended March 31,
(In thousands)	2015	2014

Net income	$16,570	$4,944
Adjustments:
Interest expense–net	5,011	5,254
Income tax expense	6,928	2,908
Depreciation and amortization	17,037	18,057
Stock-based compensation expense	1,316	1,219
Restructuring and other charges	73	314
Litigation settlements and related legal fees	—	737
Purchase accounting finished goods inventory step-up	587	2,509
Other nonrecurring adjustments (a)	(21,903)	(3)
Total adjustments	9,049	30,995
Adjusted EBITDA	$25,619	$35,939

(a)	Represents the elimination of the $22.0 million net impact of one-time core settlements with customers in 2015 and (gain)/loss on sale of fixed assets in both periods.

Remy International, Inc.
Reconciliation of non-U.S. GAAP financial measures
(Unaudited)

Cash earnings and cash earnings per share

Management believes cash earnings and cash earnings per share, which are non-U.S. GAAP measures, are useful in evaluating the ongoing operating performance of the Company. We define cash earnings as adjusted EBITDA less cash paid for (i) income taxes, (ii) interest expense and (iii) capital expenditures. Cash earnings per share is defined as cash earnings divided by the weighted average number of diluted shares outstanding for the period. Other companies in our industry define cash earnings and cash earnings per share differently from us and, as a result, our measures are not comparable to similarly titled measures used by other companies in our industry. The Company's 2015 guidance was determined using a consistent manner and methodology.

The following table sets forth a reconciliation of cash earnings per share to its most directly comparable U.S. GAAP measure, diluted earnings per share:

(In thousands, except per share amounts)	Three months ended March 31,
	2015	2014
Adjusted EBITDA (a)	$25,619	$35,939
Adjustments:
Cash paid for income taxes	(2,900)	(4,900)
Cash paid for interest expense	(4,500)	(4,900)
Purchases of property, plant and equipment	(5,382)	(6,513)
Total adjustments	(12,782)	(16,313)
Cash earnings	$12,837	$19,626

Diluted earnings per share:
Diluted weighted average shares outstanding (b)	31,946	31,823
Diluted earnings per share	$0.52	$0.16
Diluted cash earnings per share	$0.40	$0.62

(a)	See accompanying Non-U.S. GAAP reconciliation schedule of Adjusted EBITDA.

(b)
Weighted average shares outstanding is calculated based on the Old Remy weighted average diluted shares outstanding and assuming the additional 272,851 shares issued in respect of the contribution of Imaging were outstanding for the entire period under common control, or August 2012 through December 31, 2014.

Remy International, Inc.
Reconciliation of non-U.S. GAAP financial measures
(Unaudited)

Adjusted operating income

Management believes adjusted operating income, which is a non-U.S. GAAP measure, is a useful in evaluating the ongoing operating performance of the Company. We define adjusted operating income as operating income before (i) purchase accounting related charges, (ii) restructuring and other charges, (iii) litigation settlements and related legal fees, (iv) Transaction related fees, and (v) other adjustments as set forth in the reconciliations provided below. Other companies in our industry define adjusted operating income differently from us and, as a result, our measure is not comparable to similarly titled measures used by other companies in our industry.

The following table sets forth a reconciliation of adjusted operating income to its most directly comparable U.S. GAAP measure, operating income:

(In thousands)	Three months ended March 31,
	2015	2014
Operating income	$28,509	$13,106
Adjustments:
Purchase accounting related charges (a)	623	2,792
Restructuring and other charges (b)	73	314
Litigation settlements and related legal fees (c)	—	737
Other nonrecurring adjustments (d)	(21,903)	(3)
Total adjustments	(21,207)	3,840
Adjusted operating income	$7,302	$16,946

(a)
Represents the elimination of finished goods inventory step-up and trade name amortization related to the Maval acquisition in 2015 and the elimination of finished goods inventory step-up, customer relationships amortization and lease intangible amortization related to the USA Industries acquisition in 2014.

(b)	Represents the elimination of restructuring and other charges.

(c)	Represents the elimination of the amount recorded in connection with legal settlements and related legal costs.

(d)	Represents the elimination of the $22.0 million net impact of one-time core settlements with customers in 2015 and (gain)/loss on sale of fixed assets in both periods.